EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Media and Investor Contact:
Wendy Kelley
Vice President, Stakeholder and Investor Engagement
investorrelations@wd40.com
+1-619-275-9304

WD-40 Company Acquires Current Brazilian Marketing Distributor
~ New WD-40 Company direct distribution market to be headquartered in Curitiba, Brazil ~

SAN DIEGO — March 4, 2024 — WD-40 Company (NASDAQ:WDFC) announced today that a definitive agreement has been entered into acquiring the company’s current Brazilian marketing distributor and long-time business partner, Theron Marketing Ltda.

WD-40 Company and Theron Marketing have worked closely together to market and sell WD-40® Brand products in Brazil. Theron Marketing was established in 1997 to focus solely on the distribution and sales of WD-40 Company products in Brazil and does not market or sell any other products. The transaction will bring together Theron Marketing’s established workforce, customer base, and distribution logistics with WD-40 Company’s best-in-class marketing and brand building capabilities. As a result of their highly integrated and close historical working relationship, the companies expect a seamless integration.

Pursuant to the terms of the transaction, WD-40 Holding Company Brasil Ltda., a wholly owned subsidiary of WD-40 Company, acquires all outstanding shares of common stock of Theron Marketing Ltda., a wholly owned subsidiary of M12 Participações Empresarias S.A., in an all-cash offer. With this transaction, WD-40 Company will begin direct distribution within the country of Brazil immediately. M12 Participações Empresarias S.A will continue to act as WD-40 Holding Company Brasil’s logistics operator.

“This transaction directly supports our first Must-Win Battle which is to lead geographic expansion of WD-40 Multi-Use Product,” said Steve Brass, president and chief executive officer of WD-40 Company. “This acquisition will enable us to drive faster topline growth, a smoother market transition, and a shortened learning curve compared to building a direct market from the ground up.

“We are fortunate to negotiate a path forward that is in the best interest of both organizations. M12 Participações Empresarias S.A. have been an outstanding partner to us, and I want to thank them for their ongoing support over the years. I also want to extend a special welcome to all the Theron Marketing employees who have done a marvelous job building the WD-40 Brand in Brazil over the last 27 years. We are thrilled to officially welcome you into our WD-40 Company family,” concluded Brass.

“We view today’s announcement as the integration of two companies that have enjoyed a tremendously symbiotic relationship for nearly three decades,” said Milton Saling, Chairman of the Board of M12 Participações Empresarias S.A., parent company of Theron Marketing Ltda. “We are pleased that the execution of this transaction means our partnership with WD-40 Holding Company Brasil as a logistics provider can continue.”

The anticipated impact of this acquisition was included in WD-40 Company’s outlook for fiscal year 2024. The Company will provide additional details when it reports fiscal second quarter earnings which is tentatively scheduled for April 9, 2024.

About WD-40 Company
WD-40 Company is a global marketing organization dedicated to creating positive lasting memories by developing and selling products that solve problems in workshops, factories, and homes around the world. The Company owns a wide range of well-known brands that include maintenance products and homecare and cleaning products: WD-40® Multi-Use Product, WD-40 Specialist®, 3-IN-ONE®, GT85®, 2000 Flushes®, no vac®, 1001®, Spot Shot®, Lava®, Solvol®, X-14®, and Carpet Fresh®.

Headquartered in San Diego, California, USA, WD-40 Company recorded net sales of $537.3 million in fiscal year 2023 and its products are currently available in more than 176 countries and territories worldwide. WD-40 Company is traded on the NASDAQ Global Select Market under the ticker symbol “WDFC.” For additional information about WD-40 Company please visit http://www.wd40company.com.
Forward-Looking Statements
Except for the historical information contained herein, this press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements reflect the Company’s current expectations with respect to currently available operating, financial and economic information. These forward-looking statements are subject to certain risks, uncertainties and assumptions that could cause actual results to differ materially from those anticipated in or implied by the forward-looking statements. These forward-looking statements are generally identified with words such as “believe,” “expect,” “intend,” “plan,” “project,” “could,” “may,” “aim,” “anticipate,” “target,” “estimate” and similar expressions.
Our forward-looking statements include, but are not limited to, discussions about future financial and operating results, including: expected benefits from the transaction; acquired business not performing as expected; assuming unexpected risks, liabilities and obligations of the acquired business; disruption to the parties’ business as a result of the announcement and transaction; integration of acquired business and operations into the company; growth expectations for maintenance products; expected levels of promotional and advertising spending; anticipated input costs for manufacturing and the costs associated with distribution of our products; plans for and success of product innovation; the impact of new product introductions on the growth of sales; anticipated results from product line extension sales; expected tax rates and the impact of tax legislation and regulatory action; changes in the political conditions or relations between the United States and other nations; the impacts from inflationary trends and supply chain constraints; changes in interest rates; and forecasted foreign currency exchange rates and commodity prices.
The Company’s expectations, beliefs and forecasts are expressed in good faith and are believed by the Company to have a reasonable basis, but there can be no assurance that the Company’s expectations, beliefs or forecasts will be achieved or accomplished. All forward-looking statements reflect the Company’s expectations as of the date hereof. We undertake no obligation to revise or update any forward-looking statements.
Actual events or results may differ materially from those projected in forward-looking statements due to various factors, including, but not limited to, those identified in Part I—Item 1A, “Risk Factors,” in the Company’s Annual Report on Form 10-K for the fiscal year ended August 31, 2023 which the Company filed with the SEC on October 23, 2023, and in the Company’s Quarterly Report on Form 10-Q for the period ended November 30, 2023, which the Company filed with the SEC on January 9, 2024.
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